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                                                                    EXHIBIT 4.29

                                   KFX INC.

                 66,667 Warrants Each to Purchase One Share of
                           Common Stock of KFx Inc.

                                                            Warrants to Purchase
                                                                   66,667 Shares

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OF THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IF (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     FOR VALUE RECEIVED, KFx Inc., a Delaware corporation (the "Company"), hereby certifies that William H. Walker, an individual or his registered assigns as permitted herein (the "Holder") is entitled, subject to the provisions of this Warrant Certificate, to purchase from the Company, at the times specified herein, 66,667 fully paid and non-assessable shares of Common Stock of the Company, par value $.001 per share (the "Common Stock"), at a purchase price per share equal to the Exercise Price (as hereinafter defined) (the "Warrants").
The number of shares of Common Stock to be received upon the exercise of the Warrants are subject to adjustment from time to time as hereinafter set forth.

                                   ARTICLE I

                                  DEFINITIONS

     The following terms, as used herein, have the following meanings:

     "Act" means the Securities Act of 1933.

     "Board" means the board of directors of the Company.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "Commission" means the Securities and Exchange Commission.
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     "Common Stock" means the Company's common stock, $.001 par value per share.

     "Exercise Price" means $3.65 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

     "Expiration Date" means the earlier of (i) 5:00 p.m. Denver, Colorado time on November 29, 2006, and (ii) the date of its exercise in full.

     "Person" means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

     "Warrant Shares" means the shares of Common Stock deliverable upon exercise of the Warrants, as the number of such shares shall be adjusted from time to time as provided herein, provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" will mean the shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or will mean the smallest units in which such security is issuable if such security is not issuable in shares.

                                  ARTICLE II

     Section 2.01.  Exercise of Warrants.

     (1) The Holder is entitled to exercise the Warrants in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day.
To exercise the Warrants, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto, together with this Warrant Certificate and the payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

     (2) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such checks. In addition, the Holder of this Warrant may exercise this Warrant by surrendering it to the Company to purchase a number of shares of Common Stock equal to the number of such shares then purchasable upon exercise hereof less the number of such shares equal to the quotient of the aggregate Exercise Price of all such shares underlying this Warrant divided by the Fair Market Price per Share. Fair Market Price per Share shall mean the average of the closing sales prices, if available, or the average of the bid and asked prices for the Common Stock (or its successor), on the principal market therefor for the five trading days preceding the day which is one business day prior to the day of exercise, or if no such price is available, as determined by the Board. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

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     (3)  If the Holder exercises the Warrants in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferees as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

     (4) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with the amount in cash in lieu of any fraction of a share as provided in Section 2.03 below.

     Section 2.02. Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to the Warrants shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate.

     Section 2.03. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then current market price per share of Common Stock.

     Section 2.04. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

     Section 2.05. Forfeiture. Except as otherwise provided in this Warrant, the Warrants may be exercised at any time through the close of business on November 29, 2006.

     Section 2.06. Effect of Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a stock split, stock dividend or other subdivision or combination of shares) or any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, the Holder shall thereafter upon exercise of this Warrant be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Warrant Shares deliverable upon the exercise of this Warrant would have been entitled upon such reorganization,

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reclassification of capital stock, consolidation, merger, sale or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition. In any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition and the Holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation or merger.

     Section 2.07. Adjustments for Stock Events. If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision or combination of the Company's Common Stock (a "Stock Event"), then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of shares of the Company (on a fully-diluted basis) after such Stock Event. No adjustment to the Exercise Price shall be made in connection with any adjustment of the number of shares of Common Stock receivable upon exercise of this Warrant, except that the Exercise Price shall be proportionately decreased or increased upon the occurrence of any Stock Event; however, in no event shall the Exercise Price be less than the par value of the Common Stock.

     Section 2.08. Reservation of Common Stock. The Company will at all times reserve and keep available for issuance upon the exercise of the Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant, and when issued upon such exercise shall be validly issued, fully paid and nonassessable.

                                  ARTICLE III

                               NO VOTING RIGHTS

     Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights as a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive rights or to receive any notice of meeting of stockholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

                                  ARTICLE IV

                           TRANSFER; REPRESENTATIONS

          (a) Subject to the transfer conditions referred to in paragraph (b) below, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to

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     the Holder upon completion of the form of Assignment attached hereto as
     Exhibit B and surrender of this Warrant, together with such assignment, at the principal office of the Company.

          (b)  The Holder of this Warrant acknowledges and represents:

               (i) that neither this Warrant nor the Warrant Shares have been registered under the Act, or any state securities law and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (A) an effective registration statement as to this Warrant or such Warrant Shares under the Act (or any similar statute then in effect) or any state securities law, or (B) an opinion of counsel for the Company to the effect that such registration is not, under the circumstances, required.

               (ii) THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE ACT, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

               (iii) The Holder is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof; nor with any present intention of distributing or selling the same.

               (iv) The Holder has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Holder any and all written information which it has requested and have answered to the Holder's satisfaction all inquiries made by the Holder, and the Holder has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

          (c) The Holder understands that the Company proposes to issue and deliver this Warrant and the Warrant Shares to the Holder pursuant to this Agreement without compliance with the registration requirements of the Act; that for such purpose the Company will rely upon the representations, warranties, covenants and agreements contained herein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements performed.
     The Holder is an "accredited investor" as such term is defined in Rule 501 under the Act.

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          (d)  The Holder understands that, under existing rules of the
     Commission, the Holder may be unable to sell this Warrant and the Warrant Shares except to the extent that this Warrant and the Warrant Shares may be sold (i) pursuant to an effective registration statement covering such securities pursuant to the Act or (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or
     (iii) subject to the restrictions contained in Rule 144 under the Act.

          (e) The Holder (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares and the Holder is capable of bearing the economic risks of such investment.

                                   ARTICLE V

                                 NO IMPAIRMENT

     The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

                                  ARTICLE VI

                             LIQUIDATING DIVIDENDS

     If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles), except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such holder if he had been the owner of record of such shares of Common Stock immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution are to be determined.

                                  ARTICLE VII

                         NOTICES OF RECORD DATE, ETC.

     In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any other right, or

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          (b)  of any capital reorganization of the Company, any
     reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be given at least ten (10) days prior to the record date or effective date for the event specified in such notice.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.01. Amendment and Waiver. The provisions of the Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it upon the written consent of the holders of a majority of the outstanding Warrants exercisable for a majority of the Warrant Shares.

     Section 8.02. Notices. Any notices required to be sent to the Holder will be delivered to the address of the Holder shown on the books of the Company.
All notices referred to herein will be delivered in person, sent by first-class mail, postage prepaid, or by recognized express courier (such as Federal Express). Notice will be deemed to have been given upon personal delivery, one business day after deposit with an express courier or two business days after deposit in the mail.

     Section 8.03. Descriptive Headings; Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Delaware.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and sealed by its duly authorized officers under its corporate seal this 29th day of November, 2001.

                                             KFx Inc.

                                             By______________________________
                                             Name:___________________________
                                             Title:__________________________

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                                   EXHIBIT A

                            WARRANT EXERCISE NOTICE

              (To be executed only upon exercise of the Warrants)

To:  KFx Inc.

     The undersigned irrevocably exercises the Warrants for the purchase of __________ shares (the "Shares") of Common Stock, par value $.001 per share, of KFx Inc. (the "Company") and agrees to make payment therefor [in the amount of $______________] [in accordance with the cashless exercise provisions of Section 2.01(2) of the within Warrant Certificate], all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of the Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated: ___________________, 20__.



                                        ________________________________
                                        (Signature of Owner)

                                        ________________________________
                                        (Street Address)

                                        ________________________________
                                        (City)      (State)   (Zip Code)
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Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code

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                                   EXHIBIT B

                                  ASSIGNMENT


     FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow unto:

     Name of Assignee                Address             No. of Shares of
     ----------------                -------
                                                         Common Stock
                                                         ------------

     ______________________      ___________________    ___________________
                                 ___________________
                                 ___________________


Date:______________________      Name      ________________________________
                                           ________________________________
                                 Signature ________________________________
                                 Witness   ________________________________


     This Assignment must be completed and sent to:

                    KFx Inc.
                    3300 East First Avenue
                    Suite 290
                    Denver, CO 80206

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